Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Announces Second Quarter 2024

Earnings Release and Conference Call Schedule

Addison, Texas – July 1, 2024 / Business Wire / – Guaranty Bancshares, Inc. (NYSE: GNTY), the parent company of Guaranty Bank & Trust, N.A. (the "Bank"), announced today that it will hold a conference call to discuss second quarter 2024 financial results on Monday, July 15, 2024 at 10:00 a.m. CT. The related earnings press release will be issued Monday, July 15, 2024 at 6:00 a.m. CT.

The conference call will be hosted by Ty Abston, Chairman of the Board and CEO and Shalene Jacobson, EVP and CFO. All conference attendees must register before the call at www.gnty.com/earningscall. The conference materials will be available by accessing the Investor Relations page on our website, www.gnty.com. A recording of the conference call will be available by 1:00 p.m. CT the day of the call and remain available through July 31, 2024 on our Investor Relations webpage.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is the parent company for Guaranty Bank & Trust, N.A. and has 33 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston and Central Texas regions of the state. As of March 31, 2024, Guaranty Bancshares, Inc. had total assets of $3.1 billion, total loans of $2.2 billion and total deposits of $2.6 billion. Visit www.gnty.com for more information.

###

Contact Information:

Shalene Jacobson
Executive Vice President & CFO
Guaranty Bancshares, Inc.
(888) 572-9881

investors@gnty.com